EXHIBIT 10.1

SEPARATION AGREEMENT AND RELEASE

This Confidential Separation Agreement and Release (hereafter “Agreement”) is entered into between William M. Pierce (hereafter “Employee”) and Swisher Hygiene Inc., its subsidiaries, affiliates and related companies (hereafter “Swisher”).

A. RECITALS

WHEREAS, Employee has been employed with Swisher; and

WHEREAS, Swisher has sold its operating business and is in the orderly process of winding up its current business; and

WHEREAS, during a meeting of the Board of Directors of Swisher, held on November 5 and 6, the Board of Directors authorized severance payments to Employee commencing January 1, 2016 and continuing until September 15, 2016; and

WHEREAS, to complete work on the Company’s Annual Report on Form 10-k for the year ending December 31, 2015, Employee has offered to provide his assistance and remain an officer of Swisher until February 29, 2016, and

WHEREAS, Employee and Swisher wish to terminate their employment relationship effective February 29, 2016 or at such later date that Swisher files its 2016 Annual Report on Form 10-K, and to that end voluntarily enter into this Agreement.

NOW THEREFORE, in consideration of the covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree to be legally bound by the following terms and conditions, which constitute full settlement of any and all issues between them.

B. SWISHER’S PROMISES TO EMPLOYEE

In consideration for the promises of Employee which are set forth below, Swisher promises as follows:

1. Swisher will pay Employee or his designated entity (or his legal representative in the event of Employee’s death or disability prior to the end of the severance period), severance pay in the total amount of Two Hundred Thirty-Four Thousand, Six Hundred Fifteen Dollars $234,615.00 constituting an amount equal to six and one-half months of Employee’s current salary -(”Severance Payment”).  The Severance Payment shall be made in six equal installments paid monthly and a final installment paid in the seventh month equal to one-half of the preceding monthly.  Swisher’s obligations under this paragraph do not arise until seven (7) days following the date this Agreement becomes fully binding and effective upon the parties.  (See section E5.)  Should Employee violate any of the terms of section C3 and C4 of this Agreement, Swisher may immediately cease all further Severance Payments to Employee, and will have no further obligation to make such payments.

2. Swisher promises not to contest any claim Employee may bring for unemployment compensation benefits.  However, Swisher cannot make any guarantees as to how a claim for benefits may be decided by the Employment Security Commission.

3. Swisher releases and forever discharges Employee from any and all claims, of whatever nature, legal, equitable or administrative, including but not limited to, claims arising out of his employment with or separation from Swisher.

4.           Swisher shall indemnify, defend, and hold harmless Employee from and against any and all reasonable expenses, losses, claims, demands, liabilities , damages, judgments, settlements, fines and penalties which are incurred by Employee by reason of third party claims asserted against Employee relating to or arising from Employee’s promises under section C.4 below from and after the Effective Date, provided that, the foregoing shall not apply to claims resulting from Employee’s willful misconduct, gross negligence or material breach of this Agreement.  In addition, pursuant to the Company’s Bylaws and Certificate of Incorporation, Swisher shall indemnify, defend and hold harmless Employee to the fullest extent set forth therein for any and all acts occurring during Employee’s term of employment with the Company.  In this regard, Company will assure that Employee continues to be named on Directors and Officers Insurance maintained by the Company.

5.           Swisher agrees to reimburse Employee for any reasonable out-of-pocket business expenses incurred by Employee in connection with his performance of services outlined in Section C.4.

C. EMPLOYEE’S PROMISES TO SWISHER

In consideration for the promises of Swisher, which appear above, Employee promises as follows:

1. Employee, for himself, his heirs, executors, and assigns, releases, and forever discharges Swisher Hygiene Inc., and all of its affiliates, subsidiaries and related corporations, including but not limited to their officers, directors, employees, shareholders, advisors, agents and assigns, from any and all claims, of whatever nature, legal, equitable, or administrative, including, but not limited to, claims arising out of his employment with, or separation from Swisher, arising before the date of execution.  This Agreement specifically includes, but is not limited to, any and all claims arising under the Age Discrimination in Employment Act, as well as any other claims under federal, state, or local statutes, the common law, public policy, ordinances or equity, to include any claims under the North Carolina Wage and Hour Act or any similar statute in the State of Florida.  Employee agrees that this release includes any claim he may have, including claims of which he may not presently be aware.  Employee further agrees that his violation of the terms of this section shall entitle the parties released to recover from Employee attorney fees and costs reasonably incurred in having to respond and defend against such claims and/or charges.  Notwithstanding anything in this Agreement to the contrary, Employee does not release or waive any rights to be indemnified and/or advanced expenses under Swisher’s certificate of incorporation or bylaws or under any of Swisher’s directors' and officers' liability insurance policies existing as of the date hereof.

2. Employee waives any right to recover in any proceeding that results from a charge or action filed on his behalf by a state or federal administrative agency.  Employee represents and warrants that no such claims or charges have been filed and/or initiated to date on his behalf.

3. Employee agrees to return to Swisher all Swisher property that may be in his possession.

4. Employee agrees to cooperate with Swisher in the orderly transfer of his duties to other Swisher employees or consultants, and to cooperate in the defense of any legal and/or administrative claim pending as of the date hereof, or subsequently filed after the date hereof as to which Employee may have knowledge.  Employee’s duty to cooperate under this provision shall not unreasonably interfere with Employee’s subsequent employment, and all reasonable expenses incurred by Employee in providing such cooperation shall be reimbursed by Swisher.

D. MISCELLANEOUS TERMS AGREED TO BY THE PARTIES

In exchange for the promises made by and to Swisher and Employee, they mutually agree to the following terms:

1. Either party may enforce this Agreement in court if the other party breaches it.  If a specific clause of this Agreement is found to be illegal or unenforceable, the remainder of this Agreement will not be affected by such ruling, and will remain in force.  The parties agree that any action to enforce this Agreement will be filed in a Court of competent jurisdiction within Broward County, Florida.

2. The parties agree that execution of this Agreement by Employee fully resolves all wage, vacation pay, bonus, commission, premium payments of whatever nature, expense reimbursements, or any other sums concerning Swisher except for any unreimbursed reasonable business expenses incurred by Employee in accordance with Swisher’s business expense policy.  The parties agree that no additional sums are owed by Swisher to Employee.

3. This Agreement is to be construed, interpreted, and enforced as a whole, in accordance with its fair meaning, and any rule requiring the construction of an agreement against its drafter shall not be applied in this case.

4. The terms contained in this Agreement constitute the entire agreement between the parties with respect to the subject matters hereof and supersede all prior negotiations and/or agreements relating thereto with the exception of any agreements concerning confidentiality, trade secrets, noncompetition, nonsolicitation, and/or binding arbitration, all of which such agreements shall remain in full force and effect and are hereby confirmed and ratified.

5. This Agreement may be entered into and executed in counterparts and when executed separately by each party shall be fully executed and binding as if each party had executed one agreement.  Further, signatures may be by facsimile and such signatures are deemed to be original signatures.

E. EMPLOYEE’S CERTIFICATE

Because this is a legal document, Swisher wants to make sure that Employee is fully informed before entering into this Agreement.  Employee, therefore, makes the following assurances to Swisher:

1. Employee has read this Agreement and understands all of its provisions.

2. Employee enters into this Agreement freely and voluntarily.

3. Employee has been given twenty-one (21) days to decide whether to enter into this Agreement.  This has provided Employee with ample opportunity to reflect and seek the advice of his legal counsel, accountant, tax or financial advisors, family members and/or anyone else whose advice Employee values.

4. Swisher has urged Employee to review this Agreement with a lawyer.

5. Employee has a period of seven (7) days to revoke this Agreement after signing it.  Employee acknowledges that he can revoke the Agreement by notifying Swisher’s Chairman, in writing of his wish to do so.   In fact, this Agreement does not become effective until eight days after it is signed.

THE PARTIES ACKNOWLEDGE AND AGREE THAT EACH HAS READ AND REVIEWED THE TERMS OF THIS AGREEMENT, THAT THEY FULLY UNDERSTAND THIS AGREEMENT, AND THAT THEY SIGN THIS AGREEMENT INTENDING TO BE LEGALLY BOUND.

[Signature page follows]

SWISHER HYGIENE, INC.		WILLIAM M. PIERCE

By:	/s/ Richard Handley	/s/ William M. Pierce
Its:	Chairman	Dated:	2/19/2016
Dated:	2/19/2016